SECURITIES AND EXCHANGE COMMISSION
			   Washington, D.C.  20549

				    FORM 8-K

				  CURRENT REPORT




		    Pursuant to Section 13 or 15(d) of the
			Securities Exchange Act of 1934


		       Date of Report:  December 5, 1994




			PACIFIC GAS AND ELECTRIC COMPANY
	      (Exact name of registrant as specified in its charter)



	  California                    1-2348              94-0742640

	 (State or other juris-      (Commission         (IRS Employer
	 diction of incorporation)   File Number)   Identification Number)

	77 Beale Street, P.O.Box 770000, San Francisco, California 94177
	       (Address of principal executive offices) (Zip Code)








       Registrant's telephone number, including area code:(415) 973-7000






Item 5.  Other Events

Proposed Modification of Diablo Canyon Pricing Mechanism

On December 5, 1994, the Company, the Division of Ratepayer Advocates (DRA) of the California Public Utility Commission (CPUC), the California Attorney General and several other parties representing energy consumers agreed to a memorandum of understanding and draft settlement agreement to modify the pricing provisions of the 1988 rate case settlement (Settlement Agreement) for the Diablo Canyon Nuclear Power Plant (Diablo Canyon). All other terms and conditions of the Settlement Agreement would remain unchanged.

Under the proposed modification, the price for power produced by Diablo Canyon would be reduced from the current level and would be as shown in the following table. Based on Diablo Canyon's current operating performance, the proposed modification would result in approximately $2.1 billion less revenue over the next five years, compared to the Settlement Agreement.

Diablo Canyon Price (cents) per kWh

			     1995   1996   1997   1998   1999
			     ---------------------------------
Original Settlement Price    12.15  12.42  12.70  12.98  13.28

Proposed Price               11.0   10.5   10.0    9.5    9.0
_____________
* assumes 3.5% inflation

After December 31, 1999, the escalating portion of the Diablo Canyon price will increase using the same formula specified in the Settlement Agreement. The proposed modification provides the Company with the right to reduce the price below the amount specified if it so chooses.

The parties to the proposed modification agree that the difference between the Company's revenue requirement under the Settlement Agreement and the proposed prices will be applied to the Energy Cost Adjustment Clause (ECAC) balancing account until the undercollection is fully amortized. As a result, the Diablo Canyon price reductions would help achieve amortization of the ECAC undercollection, currently projected to be approximately $700 million at the end of 1994. In addition, the parties agree that the prices for the period through December 31, 1999 are reasonable and shall be the basis for the recovery of the Company's ECAC revenue requirement pursuant to the pricing of Diablo Canyon power.

As soon as possible, the parties intend to file the proposed settlement in the pending CPUC proceeding to reconsider the Diablo Settlement Agreement. A settlement conference is tentatively scheduled for next week and the parties will seek expedited CPUC approval of the proposed change.

The reduction in Diablo Canyon prices, together with other cost reductions, are the means by which the Company plans to meet its objective of bringing its system average electric rates down from the current level of approximately
10.6 cents per kilowatt hour to 10 cents or less by the end of 1999. The proposed modification of Diablo Canyon's prices should allow the Company's portfolio of resources to better compete with others seeking to sell power in Northern and Central California as the electric generation business becomes more competitive.

			       SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

			       PACIFIC GAS AND ELECTRIC COMPANY



				    LESLIE H. EVERETT
			       By ________________________________
				    LESLIE H. EVERETT
				    Corporate Secretary



Dated:  December 5, 1994